UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2020

ATN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

500 Cummings Center

Beverly, MA 01915

(Address of principal executive offices and zip code)

(978) 619-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ATNI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Receivables Credit Agreement

On March 26, 2020, ATN International, Inc., a Delaware corporation (the “Company”), Commnet Wireless, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Commnet Wireless”), and Commnet Finance, LLC, a Delaware limited liability company and a wholly owned subsidiary of Commnet Wireless (“Commnet Finance”), entered into a Credit Agreement among Commnet Finance, as Borrower, Commnet Wireless, as Originator and Servicer, the Company, as Limited Guarantor, CoBank, ACB (“CoBank”), as Administrative Agent, Lead Arranger and Sole Bookrunner, and the Lenders party thereto (the “Receivables Credit Agreement”).

The Receivables Credit Agreement provides for a senior secured delayed draw term loan to Commnet Finance in an aggregate principal amount of up to $75 million (the “Credit Facility”). Commnet Finance may use the proceeds from the Credit Facility to acquire certain receivables from Commnet Wireless pursuant to a Receivables Purchase Agreement between Commnet Wireless and Commnet Finance (the “Purchase Agreement”) and to pay related fees and expenses. Commnet Finance will be the owner of the purchased receivables and is the borrower under the Receivables Credit Agreement. Pursuant to the terms of a Servicing Agreement among Commnet Wireless, Commnet Finance and CoBank (the “Servicing Agreement”), Commnet Wireless will service, administer and collect on the receivables which have been conveyed to Commnet Finance pursuant to the Purchase Agreement. The receivables to be financed and sold under the Receivables Credit Agreement relate to the obligations of AT&T Mobility LLC (“AT&T”) under the previously disclosed Network Build and Maintenance Agreement, dated July 31, 2019, pursuant to which Commnet Wireless will engineer, construct, commission and maintain a radio access network for AT&T.

Maturity. The maturity date for each loan under the Credit Facility will be set by CoBank, as Administrative Agent. The Credit Facility will terminate and all amounts outstanding under the Credit Facility will be due and payable upon the latest maturity date with respect to all loans under the Credit Facility, unless accelerated pursuant to an event of default, as described below.

Interest Rate. Interest on the loans accrues at a rate based on (i) the London Interbank Offered Rate (“LIBOR”) plus 2.50%, (ii) a base rate plus 1.50% or (iii) a fixed annual interest rate to be quoted by CoBank, as Administrative Agent, in its sole and absolute discretion. For purposes of the Credit Facility, “base rate” means the highest of (x) the U.S. prime rate, (y) the federal funds effective rate plus 0.50% and (z) adjusted one-month LIBOR plus 1.50%.

Security; Guaranty. Commnet Finance’s obligations under the Receivables Credit Agreement are secured by a first priority, perfected lien on substantially all the property and assets of Commnet Finance. Commnet Wireless also granted a security interest in its right to any receivables sold to Commnet Finance pursuant to the Purchase Agreement. In addition, the Company has agreed to guarantee certain amounts owed by Commnet Finance under the Receivables Credit Agreement and a related ISDA Master Agreement, provided that the Company’s obligations under the guaranty will not exceed $7.5 million.

Representations and Warranties; Other Provisions. The Receivables Credit Agreement contains customary events of termination, representations and warranties and affirmative and negative covenants for facilities of this type.

Default Provisions. The Receivables Credit Agreement provides for events of default customary for credit facilities of this type, including but not limited to nonpayment, defaults on other debt, breach of covenants, representations and warranties, insolvency and bankruptcy, dissolution, defaults under the Servicing Agreement, certain events or defaults under the Company’s guaranty, the insolvency or bankruptcy of AT&T and the failure by AT&T to deposit a payment within 30 days of its due date. After the occurrence and during the continuance of a default or event of default, outstanding loans under the Credit Facility shall automatically bear interest at a rate that is 2.0% in excess of the applicable interest rate. Upon an event of default relating to bankruptcy or receivership or dissolution, the amounts outstanding under the Receivables Credit Agreement will become immediately due and payable and the lenders’ commitments will be automatically terminated. Upon the occurrence and continuation of any other event of default, the Administrative Agent and/or the Required Lenders (as defined in the Receivables Credit Agreement) may accelerate payment of all obligations and terminate the lenders’ commitments under the Receivables Credit Agreement.

The foregoing description is only a summary of the provisions of the Receivables Credit Agreement and is qualified in its entirety by the terms of the Receivables Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Consent, Release, and Confirmation Agreement

On March 26, 2020, the Company and Commnet Wireless entered into a Consent, Release, and Confirmation Agreement among the Company, as Borrower, certain subsidiaries of the Company, including the Borrower, as Guarantors, CoBank, as Administrative Agent, and each of the financial institutions identified on the signature pages thereto (the “Consent”), in connection with the Company’s Fourth Amended and Restated Credit Agreement, dated as of December 19, 2014, among the Company, certain of the Company’s subsidiaries, as Guarantors, the CoBank, as Administrative Agent, and the other Lenders named therein (as amended, modified, supplemented, extended or restated from time to time, the “Company Credit Agreement”). Pursuant to the terms of the Consent, CoBank, as Administrative Agent and the lenders under the Company Credit Agreement consented to the transactions contemplated by the Receivables Credit Agreement, Purchase Agreement and Servicing Agreement and related transaction documents, including Commnet Wireless’s sale of certain receivables to Commnet Finance and the release of the lien on such receivables under the Company Credit Agreement.

The foregoing description is only a summary of the provisions of the Consent and is qualified in its entirety by the terms of the Consent, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation of an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Credit Agreement, dated as of March 26, 2020, among Commnet Finance, LLC, as Borrower, Commnet Wireless, LLC, as Originator and Servicer, ATN International, Inc., as Limited Guarantor, CoBank, ACB, as Administrative Agent, Lead Arranger, and Sole Bookrunner, and the Lenders party thereto.

10.2	Consent, Release and Confirmation Agreement, entered into as of March 26, 2020, among ATN International, Inc., as Borrower, each of the subsidiaries of ATN International, Inc., identified as guarantors on the signature pages thereto, CoBank, ACB, as Administrative Agent, and each of the financial institutions identified as a Lender on the signature pages thereto.

104	Cover page formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATN INTERNATIONAL, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: March 31, 2020

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